Exhibit 99.3

Jacobs Trading LLC’s

Salvage Business

Financial Statements

December 31, 2010, 2009 and 2008

Jacobs Trading LLC’s Salvage Business

Index

December 31, 2010, 2009 and 2008

Page(s)

Report of Independent Auditors	1

Financial Statements

Balance Sheets, as of December 31, 2010 and 2009	2

Statements of Operations, for the years ended December 31, 2010, 2009 and 2008	3

Statements of Business Unit Equity, for the years ended December 31, 2010, 2009 and 2008	4

Statements of Cash Flows, for the years ended December 31, 2010, 2009 and 2008	5

Notes to Financial Statements	6–11

Report of Independent Auditors

To the Board of Directors and Members of
Jacobs Trading LLC

In our opinion, the accompanying balance sheets and the related statements of operations, business unit equity and cash flows present fairly, in all material respects, the financial position of Jacobs Trading LLC’s Salvage Business (the “Company”), a component of Jacobs Trading LLC, at December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the three years ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

/s/ Pricewaterhouse Coopers LLP

Minneapolis, Minnesota

September 23, 2011

Jacobs Trading LLC’s Salvage Business

Balance Sheets

December 31, 2010 and 2009

	2010	2009

Assets
Current assets
Cash and cash equivalents	$859,256	$5,088,556
Accounts receivable, net	3,164,160	1,467,230
Inventories	7,739,587	6,286,481
Prepaid expenses and other assets	229,339	249,098
Total current assets	11,992,342	13,091,365
Property and equipment, net	1,030,840	1,089,247
Total assets	$13,023,182	$14,180,612
Liabilities
Current liabilities
Line of credit	$7,100,000	$4,165,556
Accounts payable	1,583,460	800,983
Accrued liabilities	2,733,665	2,352,737
Total liabilities	11,417,125	7,319,276
Commitments and contingencies
Business Unit Equity	1,606,057	6,861,336
Total liabilities and business unit equity	$13,023,182	$14,180,612

The accompanying notes are an integral part of these financial statements.

Jacobs Trading LLC’s Salvage Business

Statements of Operations

Years Ended December 31, 2010 and 2009 and 2008

	2010	2009	2008

Net sales	$65,255,837	$49,554,748	$40,472,730
Cost of goods sold	39,218,640	31,456,984	30,656,839
Gross margin	26,037,197	18,097,764	9,815,891
Operating expenses
Technology and operations	2,849,134	2,949,085	3,190,178
Sales and marketing	1,332,162	1,244,704	862,181
General and administrative	4,964,042	3,808,814	3,503,553
Depreciation and amortization	210,310	131,477	52,485
Total operating expenses	9,355,648	8,134,080	7,608,397
Operating income	16,681,549	9,963,684	2,207,494
Interest expense	(101,057)	(262,693)	—
Net income	$16,580,492	$9,700,991	$2,207,494

The accompanying notes are an integral part of these financial statements.

Jacobs Trading LLC’s Salvage Business

Statements of Business Unit Equity

Years Ended December 31, 2010, 2009 and 2008

Total
Business Unit
Equity

Balance at December 31, 2007	$10,749,991

Net income	2,207,494
Equity-based compensation expense (Note 6)	159,709
Distributions to members of Jacobs Trading LLC	(3,044,483)
Net transfers from Jacobs Trading LLC	3,494,383
Balance at December 31, 2008	13,567,094

Net income	9,700,991
Equity-based compensation expense (Note 6)	410,000
Retirement of Jacobs Trading LLC member interest	(154,205)
Distributions to members of Jacobs Trading LLC	(5,248,598)
Net transfers to Jacobs Trading LLC	(11,413,946)
Balance at December 31, 2009	6,861,336

Net income	16,580,492
Equity-based compensation expense (Note 6)	1,340,000
Retirement of Jacobs Trading LLC member interest	(1,600,000)
Distributions to members of Jacobs Trading LLC	(6,573,163)
Net transfers to Jacobs Trading LLC	(15,002,608)
Balance at December 31, 2010	$1,606,057

The accompanying notes are an integral part of these financial statements.

Jacobs Trading LLC’s Salvage Business

Statements of Cash Flows

Years Ended December 31, 2010, 2009 and 2008

	2010	2009	2008

Cash flows from operating activities
Net income	$16,580,492	$9,700,991	$2,207,494
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	277,504	193,857	111,762
Noncash equity-based compensation expense	1,340,000	410,000	159,709
Provisions for bad debt expense	38,250	119,572	342,500
Write-down of inventory to recoverable value	90,000	—	—
Loss on disposal of property and equipment	—	11,473	—
Changes in operating assets and liabilities
Accounts receivable	(1,735,180)	154,885	(200,297)
Inventories	(1,543,106)	2,759,040	(1,762,626)
Prepaid expenses and other assets	19,759	145,625	(132,648)
Accounts payable	782,477	(4,796)	(22,304)
Accrued liabilities	380,928	792,048	8,893
Net cash provided by operating activities	16,231,124	14,282,695	712,483
Cash flows from investing activities
Purchase of property and equipment	(219,097)	(1,096,372)	(126,552)
Proceeds from sale of property and equipment	—	20,000	—
Net cash used in investing activities	(219,097)	(1,076,372)	(126,552)
Cash flows from financing activities
Distributions to members of Jacobs Trading LLC	(6,573,163)	(5,248,598)	(3,044,483)
Net transfers (to) from Jacobs Trading LLC	(15,002,608)	(11,413,946)	3,494,383
Payments on line of credit	(27,415,556)	20,900,000	—
Borrowings on line of credit	30,350,000	(16,734,444)	—
Retirement of member interest	(1,600,000)	(154,205)	—
Net cash (used in) provided by financing activities	(20,241,327)	(12,651,193)	449,900
(Decrease) increase in cash and cash equivalents	(4,229,300)	555,130	1,035,831
Cash and cash equivalents
Beginning of year	5,088,556	4,533,426	3,497,595
End of year	$859,256	$5,088,556	$4,533,426
Supplemental information
Cash paid for interest	$87,513	$230,378	$—

The accompanying notes are an integral part of these financial statements.

Jacobs Trading LLC’s Salvage Business

Notes to Financial Statements

Years Ended December 31, 2010, 2009 and 2008

1.                            Organization and Basis of Presentation

Jacobs Trading LLC (“Jacobs”) is a limited liability company with headquarters in Hopkins, Minnesota.  On September 1, 2011, Jacobs Trading LLC entered into an agreement to sell its Salvage Business (the “Company”).  The Company provides a single-source solution to retail, mail order and manufacturing entities with problem inventories resulting from closeouts, excess merchandise and customer returns.  The Company sells to wholesalers, outlet stores and secondary retail stores located primarily in North America and sells directly to customers over the Internet.  The Company also operates value-added processing centers in Appleton, Minnesota; Taft, Oklahoma; Las Vegas, Nevada; Sneads, Florida; Mexia, Texas; Marlin, Texas; East Flat Rock, North Carolina; Olean, New York; and Salamanca, New York.  The processing facilities are used to inspect, sort, deface and repackage goods for sale.

These financial statements reflect the historical financial position, results of operations and cash flow of the Salvage Business to be transferred by Jacobs as if the carve out had occurred prior to the periods presented.  Prior to the separation, Jacobs has not accounted for the Company as, and Company was not operated as, a stand-alone company for the periods presented.  The Company’s historical financial statements have been carved out from Jacobs’ financial statements and reflect assumptions and allocations made by Jacobs.  The financial statements do not fully reflect what the Company’s financial position, results of operations and cash flows would have been had the Company been a stand-alone company during the periods presented.  As a result, historical financial information is not necessarily indicative of what results of operations, financial position and cash flow will be in the future.

2.                            Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all investments purchased with an original maturity of three months or less to be cash equivalents.  The Company maintains cash deposits which at times may exceed federally insured limits.  The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk in cash and cash equivalents.

Accounts Receivable

Accounts receivable consist primarily of amounts due from customers, net of an allowance for doubtful accounts.  When determining the allowance for doubtful accounts, the Company takes several factors into consideration including the overall composition of accounts receivable aging, prior history of accounts receivable write-offs, the type of customer and knowledge of specific customers.

Inventories

Inventories are stated at the lower of cost or market.  Cost is determined using the first-in, first-out method.  Inventories consist principally of purchased merchandise.  Write-downs are recorded for estimated excess and obsolete inventories based primarily on forecasts of product demand and historical experience.

Jacobs Trading LLC’s Salvage Business

Notes to Financial Statements

Years Ended December 31, 2010, 2009 and 2008

Property and Equipment

Property and equipment are recorded at cost and depreciated over their estimated useful lives of 3 to 7 years using the straight-line method.  Depreciation of leasehold improvements is recorded on a straight-line basis over the estimated useful lives of the asset or the lease term, whichever is shorter.  The cost and related accumulated depreciation or amortization of assets sold or otherwise disposed of is removed from the related accounts with resulting gains or losses included in operations.  Major renewals and betterments are capitalized while maintenance and repairs are charged to expense as incurred.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable.  An impairment is evaluated based on the sum of undiscounted estimated future cash flows expected to result from use of an asset (asset group) compared to its carrying value.  If impairment is recognized, the carrying value of the impaired asset (asset group) is reduced to its fair value, based on discounted estimated future cash flows.

Business Unit Equity

Business unit equity refers to the net assets of the Company and is impacted by cumulative net earnings of the Company, distributions to member’s of Jacobs and compensation expense recorded on notes receivable issued by Jacobs in exchange membership units.  In addition, business unit equity includes certain asset and liability transfers and payments between the Company and Jacobs.  The total net effect of the settlement of these transactions is reflected in the statements of business unit equity as net transfers (to) from Jacobs Trading LLC and in statements of cash flows as a financing activity.

Revenue Recognition

The Company recognizes revenue when ownership and risk of loss passes to the customer and collectability is reasonably assured.  This criterion is generally met at the time the product is shipped.  The Company records estimated discounts, rebates and returns in the same period revenue is recognized based on estimated and historical experience.  Amounts billed to customers related to shipping and handling are reported as revenue, and the costs incurred are reported as cost of sales.

Income Taxes

Jacobs is a limited liability company.  Net income or loss is passed through to the members and reported on their individual tax returns.  Distributions to members of Jacobs are made annually equal to an estimate of the income tax liability due by the members arising out of their share of income passed through from Jacobs.  The Company records income taxes under the tax status of Jacobs.

Fair Value of Financial Instruments

Financial instruments include trade receivables, accounts payable, accrued liabilities and debt.  Management believes that the fair value of its financial instruments approximate their carrying value due to the short-term nature of these instruments and other market factors.  The fair value of debt is estimated to approximate carrying value given the debt’s interest rates and other market factors.

Jacobs Trading LLC’s Salvage Business

Notes to Financial Statements

Years Ended December 31, 2010, 2009 and 2008

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Subsequent Events

The Company evaluated events occurring between the end of the most recent fiscal year and September 23, 2011, the date the financial statements were available to be issued.

3.                            Recent Accounting Pronouncements

New Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2010-6, Improving Disclosures About Fair Value Measurements, that amends existing disclosure requirements under ASC 820 by adding required disclosures about items transferring into and out of levels 1 and 2 in the fair value hierarchy; adding separate disclosures about purchases, sales, issuances, and settlements relative to level 3 measurements; and clarifying, among other things, the existing fair value disclosures about the level of disaggregation.  For the Company, this ASU was effective for the first quarter of 2010, except for the requirement to provide level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which is effective beginning the first quarter of 2011.  Its adoption did not have a material impact on the Company’s results of operations or financial condition.

4.                            Selected Financial Statement Information

Accounts Receivable, Net

	2010	2009

Accounts receivable	$3,354,469	$1,697,640
Less: Allowance for doubtful accounts	(190,309)	(230,410)
	$3,164,160	$1,467,230

Accounts receivable outstanding from one customer accounted for 22% of the Company’s accounts receivable balance as of December 31, 2010.  Another customer accounted for 11% and 12% of total accounts receivable as of December 31, 2010 and 2009, respectively.  Two other customers accounted for 11%, and 10%, respectively, of the Company’s accounts receivable balance as of December 31, 2009.

Inventories

	2010	2009

Inventory	$8,102,524	$6,644,019
Less: Valuation reserves	(362,937)	(357,538)
	$7,739,587	$6,286,481

Jacobs Trading LLC’s Salvage Business

Notes to Financial Statements

Years Ended December 31, 2010, 2009 and 2008

Property and Equipment, Net

	Useful Life (Years)	2010	2009

Leasehold improvements	Lessor of 7 or lease term	$800,217	$774,332
Furniture and fixtures	7	631,552	556,948
Office equipment	3-7	347,724	344,315
Construction in process		115,338	139
		1,894,831	1,675,734

Less: Accumulated depreciation and amortization		(863,991)	(586,487)
Property and equipment, net		$1,030,840	$1,089,247

Accrued Liabilities

	2010	2009

Payroll and incentive-related	$1,079,425	$1,034,738
Management fees	121,998	537,678
Freight	316,582	354,128
In-transit inventory	694,255	115,375
Other	521,405	310,818
	$2,733,665	$2,352,737

5.                            Line of Credit

Jacobs has a Line of Credit Agreement (“Credit Agreement”) that provides for a revolving line of credit up to $20,000,000, which expires on September 30, 2011.  The Company periodically utilizes the line of credit for certain cash flow needs.  The line of credit bears interest at a rate equal to 5.00% over the 30-day LIBOR rate.  Jacobs had outstanding borrowings under this facility of $7,100,000 and $4,165,556 at December 31, 2010 and 2009, respectively.  Included within the line of credit is a commitment to provide a $6,000,000 letter of credit to support a related party.

Under the credit agreement, Jacobs is required to meet certain financial covenants including a minimum level of net worth; minimum cash flow leverage ratio; and a limit on investment in a consolidated subsidiary.  Jacobs was in compliance with covenants for the periods presented.  This agreement includes subjective acceleration clauses which permit the financial institution to accelerate the due date under certain circumstances, including, but not limited to, material adverse effects on the Jacobs’ financial status or otherwise.

6.                            Related Party Transactions

Management and Other Fees Paid to Related Parties

Pursuant to a Management Services Agreement, the Company paid Jacobs Management Corporation (“JMC”), an entity affiliated with the Company through common ownership, fees of $1,078,000, $528,600 and $390,000 in 2010, 2009 and 2008, respectively.  Additionally, the Company made an additional payment of $22,000 in 2010 and $400,000 in 2009 and 2008 to JMC for new merchandise program development and sales related services.  All expenses recognized for JMC are included in general and administrative expenses on the accompanying statements of operations.

Jacobs Trading LLC’s Salvage Business

Notes to Financial Statements

Years Ended December 31, 2010, 2009 and 2008

Notes Receivable for Purchase of Equity

Jacobs has promissory notes receivable from certain membership unit holders arising from their membership unit purchases in 2002 and 2004.  The notes receivable are recorded as a reduction of equity and bear interest of 5%.  There were no principal payments received on the notes receivable during 2010 or 2009.  Jacobs’ Board of Directors approved the forgiveness of interest aggregating $14,757, $15,256 and $15,297 during 2010, 2009 and 2008, respectively, which was recorded as compensation expense.  Membership units for which notes receivable remain outstanding are subject to recognition of noncash compensation expense for changes in the underlying estimated fair value of the Jacob’s membership units through the date the notes receivable have been paid in full.

During 2010, Jacobs issued 250,000 membership units to officers of the Company at a price of $4.00 per share which were financed with promissory notes maturing December 2012 at the per annum rate of 0.79%.  The estimated fair market value of the shares issued was calculated at $9.00 per share.  As a result, the Company has recognized compensation expense for the difference between the market value and the purchase price of the units.  Additional compensation expense was recorded to recognize the difference in interest expense from a presumed market rate of 5% versus the 0.79% provided in the promissory notes.

Although the legal entity holding these notes is Jacobs and not the carved-out business, these notes relate to employees that provide services to Jacobs Trading LLC’s salvage operations.  As a result, the compensation expense has been pushed down to the Company.  During 2010, 2009 and 2008, $1,340,000, $410,000 and $159,709, respectively, compensation expense was recognized on membership units purchased with promissory notes.

The Company made a payment of $15,000 to one director of Jacobs for services in 2010.  During both 2010 and 2009, the Company recognized $100,000, respectively for consulting services performed by a director which is included in selling, general and administrative expenses on the accompanying statement of operations.  The fees recognized in 2010 were included in accrued expenses at December 31, 2010, and paid in 2011.

7.                            Commitments and Contingencies

Operating Leases

The Company leases certain equipment and property under operating leases with expiration dates through 2014.  Rental expense under these leases was $845,468, $926,902 and $864,188 for the years ended December 31, 2010, 2009 and 2008, respectively.

The following is a schedule of future minimum lease payments required under all noncancellable operating leases at December 31, 2010:

2011	$647,008
2012	647,008
2013	647,008
2014	215,369
$2,156,393

Jacobs Trading LLC’s Salvage Business

Notes to Financial Statements

Years Ended December 31, 2010, 2009 and 2008

Purchase Contract with a Significant Vendor

The Company has an agreement with a third party supplier to purchase customer-returned merchandise, damaged merchandise and certain specified excess merchandise at stated prices.  The agreement is subject to annual renewal by both parties.  Purchases from this supplier aggregated approximately $28,656,284, $16,077,705 and $18,664,038 for the years ended December 31, 2010, 2009 and 2008, respectively.  The Company’s accounts payable balance with this vendor was $495,699 and $85,540 at December 31, 2010 and 2009, respectively.

Legal

The Company is a defendant in legal proceedings arising in the ordinary course of business.  Although the outcome of these matters cannot be determined, in the opinion of management and outside counsel, disposition of these proceedings will not have a material effect on the Company’s financial position, results of operations or cash flows.

8.                          Significant Customers

One customer accounted for 16% and 12% of the Company’s total net sales for the years ended December 31, 2010 and 2009, respectively.  Another customer accounted for 14% of total net sales for the year ended December 31, 2010.

9.                          Employee Benefit Plans

Jacobs sponsors a defined contribution plan covering the Company’s employees that are at least 21 years old and work a minimum of six months with the Company.  The plan allows participants to make contributions by salary reduction pursuant to section 401(k) of the Internal Revenue Code.  The Company contributes a matching amount equal to 25% of the first 6% of the employees’ annual income.  The Company contributed $23,433, $19,276 and $19,966 to the plan for the period ended December 31, 2010, 2009 and 2008, respectively.